UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 17, 2020

CAT9 Group Inc.

(Exact name of Registrant as specified in its charter)

Delaware	333-222288	47-2912810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Room 2001, Dading Century Square, No 387, Tianren Road, Wuhou District, Chengdu, China 610000

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

86-028-85594777

(ISSUER TELEPHONE NUMBER)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Suyun Cao as Chief Financial Officer and Secretary; Appointment of Liangqin Yi as Chief Financial Officer and Secretary

On November 17, 2020, Suyun Cao, Chief Financial Officer and Secretary of CAT9 Group, Inc. (the “Company”) submitted his resignation to resign effective November 27, 2020 to pursue other interests.

On November 17, 2020, the Board of Directors of the Company accepted Mr. Cao’s resignation and appointed Liangqin Yi as Chief Financial Officer and Secretary, effective November 27, 2020. In her capacity as Chief Financial Officer, and Secretary, Ms. Yi will succeed Mr. Cao as the principal financial officer and principal accounting officer of the Company.

Ms. Yi, age 33, has served the Company’s operations and management department since 2015. Prior to joining the Company, Ms. Yi was the general manager for Chongqing Zhongjianlian Fitness Co., Ltd and the founder and general manager of Shanghai Huhu Catering Management Company. Ms. Yi attended the Sichuan International Studies University from 2005 to 2008.

Relationship Disclosure

Pursuant to Item 404(a) of Regulation S-K, Ms. Yi is the wife of Wenfa “Simon” Sun, the President, Chief Executive Officer and Chairman of CAT9 Group, Inc. Mr. Sun currently controls 77.3% of CAT9 Group Inc. common stock.

Item 9.01 Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description
17.2	Resignation Letter from Suyun Cao

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAT9 Group Inc.

By: /s/ Wenfa “Simon” Sun

Wenfa “Simon” Sun

President, Chief Executive Officer, and Chairman of the Board of Directors

Dated: November 23, 2020

2